Exhibit 99.1

Press Release

In the early morning hours of February 22, the fire department was called to a fire at NEDAK Ethanol in Atkinson, Nebraska.  The fire occurred in portions of the equipment of the outdoor ring dryer used for drying distillers grain. There were no injuries reported or exposure of any hazardous materials.  The fire department was on site for approximately 2 ½ hours to completely extinguish the fire.

NEDAK is continuing to operate the ethanol portion of plant at their normal production rates and will continue to produce WDGS (Wet Distillers Grains with Solubles).  The dryer will be repaired as soon as a complete damage assessment can be made.

NEDAK would like to thank the volunteer fire department for their quick response and for braving the cold and ice.

Cautionary Statement Concerning Forward-Looking Statements. This press release contains forward-looking statements. All such statements are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the ethanol and agribusiness industry and unpredictability of the weather; agricultural, economic, labor and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.